Exhibit 5.1

601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

March 21, 2023

BRC Inc. 1144 S 500 W Salt Lake City, UT 84101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to BRC Inc., a Delaware public benefit corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to $500,000,000 of the following securities: (i) Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”); (ii) preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”); (iii) warrants to purchase Class A Common Stock or Preferred Stock (the “Warrants”); (iv) subscription rights to purchase Class A Common Stock, Preferred Stock, Warrants, Units (as defined below) or any combination thereof (the ”Subscription Rights”) and (v) units of the Company consisting of two or more of any combination of Class A Common Stock, Preferred Stock, Warrants and Subscription Rights (the “Units” and, together with the Class A Common Stock, the Preferred Stock, the Warrants and the Subscription Rights, the “Covered Securities”), in each case in one or more offerings from time to time on a delayed or continuous basis.

You have advised us that: (i) the Warrants will be issued pursuant to one or more warrant agreements (including a form of certificate evidencing the Warrants) (each, a “Warrant Agreement”), by and between the Company and a bank or trust company named therein as the warrant agent (the “Warrant Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; (ii) the Subscription Rights will be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”), by and between the Company and a bank or trust company as rights agent (the “Rights Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; and (iii) the Units will be issued under one or more unit purchase agreements (each, a “Unit Purchase Agreement”), by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Each Warrant Agreement, Subscription Rights Agreement and Unit Purchase Agreement shall be referred to herein as a “Governing Document.” Each Warrant Agent and Rights Agent and any other counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

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BRC Inc.

March 21, 2023

In connection with the registration of the Covered Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the issuance and registration of the Covered Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

We have also assumed that:

(i)	the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Covered Securities are offered or issued as contemplated by the Registration Statement;

(ii)	a prospectus supplement or term sheet (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Covered Securities offered thereby and will comply with all applicable laws;

BRC Inc.

March 21, 2023

(iii)	all Covered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	the Covered Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(v)	at the time of the issuance, sale and delivery of each Covered Security, (1) the authorization of such Covered Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Covered Security and (2) the issuance, sale and delivery of such Covered Security, the terms of such Covered Security and the terms of the applicable Governing Document and compliance by the Company with the terms of such Covered Security as well as the terms of the applicable Governing Document will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(vi)	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Covered Securities being offered and to execute and deliver the applicable Governing Document;

(vii)	a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Covered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(viii)	any Covered Securities issuable upon conversion, exchange, or exercise of any Covered Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.            When, as and if (a) the shares of Class A Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate or organizational action of the Company and (b) such shares of Class A Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, or upon the exercise or conversion of Warrants, Preferred Stock, Subscription Rights or Units that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof and that are exercisable or convertible for shares of Class A Common Stock, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

BRC Inc.

March 21, 2023

2.            When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, or upon the exercise or conversion of Warrants, Subscription Rights or Units that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof, and that are exercisable or convertible for shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            When, as and if (a) any Warrants have been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Warrant Agreement and such Warrants (and any required amendment or supplement to the applicable Warrant Agreement and such Warrants), (c) the Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company in accordance with such Company authorization, (d) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Warrant Agreement and applicable law, and (e) the Class A Common Stock and Preferred Stock issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

BRC Inc.

March 21, 2023

5.            When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Purchase Agreement, (c) the Units and the related Unit Purchase Agreement with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Unit Purchase Agreement, and (d) the Covered Securities issuable upon exercise of such Units and Unit Purchase Agreement have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Units and Unit Purchase Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof): (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) provisions for exclusivity, election or cumulation of rights or remedies; (iii) provisions authorizing or validating conclusive or discretionary determinations; (iv) grants of setoff rights; (v) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (vi) proxies, powers and trusts; (vii) restrictions upon non-written modifications and waivers; (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xi) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

BRC Inc.

March 21, 2023

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Warrant Agent, Rights Agent or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

BRC Inc.

March 21, 2023

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Covered Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Covered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware or the laws of the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

Kirkland & Ellis LLP